                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                DECEMBER 5, 2000
                                ----------------
                DATE OF REPORT (date of earliest event reported)



                        COMMISSION FILE NUMBER 333-59037


                             LODESTAR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                  13-3903875
     (State or other jurisdiction of          (IRS Employer Identification No.)
      incorporation or organization)


       30 ROCKEFELLER PLAZA, SUITE 4225
            NEW YORK, NEW YORK                            10112
    (Address of principal executive offices)            (Zip Code)


                                 (859) 255-4006
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

Lodestar Holdings, Inc. ("Lodestar") expects preliminary EBITDA to be between $4.5 million and $5.0 million for the three-month period ended October 31, 2000. Preliminary EBITDA does not include year-end adjustments of workers' compensation liability, adjustments which may be required in conjunction with FAS-121 impairment issues nor any other audit adjustments which may be required. Lodestar expects that final audited results for the fiscal year ended October 31, 2000, will be released prior to December 31, 2000.

In conjunction with its preliminary results, following is a table by region:

                 REGION               EBITDA         TONS SOLD
           ---------------------   ------------    -------------
                                         (IN MILLIONS)
           West Kentucky           $        2.5             1.1
           East Kentucky              3.5 - 4.0             1.1
           Utah/Colorado                    0.3             0.2
           Corporate                       (1.8)              -
                                   ------------         -------
                                   $ 4.5 - $5.0             2.4
                                   ============         =======

West Kentucky's operations were below expectations due primarily to a low salable yield of 58% during the quarter. Additionally, realization during the quarter was hampered by several factors including: (i.) contract price reopeners which lowered the contract prices effective July 1, 2000; (ii.) shipments of lower-priced orders which were entered into during the first-half of the year; and (iii.) the reduction of a stockpile of lower quality coal.

EBITDA in Eastern Kentucky was improved partially due to an improved pricing trend for both contract and spot orders. Nevertheless, costs of the Company's surface mines continue to be negatively impacted by high fuel and fuel-related expenditures. Additionally, costs of repairs and maintenance on the surface equipment was abnormally high due to a significant number of major equipment failures.

The results from Lodestar's operations in Utah and Colorado were about as expected. The Company's White Oak mine began its pillaring operations, which are expected to be completed in the first half of calendar year 2001.

Given Lodestar's current equipment complement, and market conditions similar to those experienced in the last fiscal quarter, the management of Lodestar believes that EBITDA for the fiscal year 2001 would range between $20.0 million and $25.0 million.

With respect to other significant matters:

1. Lodestar did not make its November 15, 2000 interest payment on its $150.0 million, 11.5% Senior Notes due 2005 (the "Notes"). The Company is continuing an attempt to negotiate a restructuring of the Notes with the Noteholders. In conjunction with such restructuring efforts, Lodestar is investigating various alternatives, including possible investments from strategic investors.


                                       1
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2.       Lodestar made its final installment of $1.675 million on the $6.7 million term loan due to its lenders on November 1, 2000. As of December 1, 2000, the borrowings under its Senior Credit Facility were $36.2 million and its borrowing availability was $2.1 million. Although the Company remains in violation of certain covenants of its Senior Credit Facility, the Lenders have continued to fund and have taken no actions to restrict Lodestar from operating in the normal course of business.

3. Due to the Company's financial situation, Lodestar has been unable to access surety markets to satisfy its bonding requirements in the normal course of business. Accordingly, by the end of December, it is expected that Lodestar will have posted approximately $0.7 million of cash or cash equivalents to support its bonding requirements. The next major bonding commitment which the Company has is a request from the State of Utah to replace approximately $5.0 million in Frontier Bonds by December 31, 2000.

4. Due to Lodestar's inability to obtain economically viable workers' compensation coverage in the State of Utah, all of its work force was transferred to contract status on November 29, 2000.

5. Lodestar has approximately $4.0 million of non-discretionary capital to be spent in the first quarter of calendar year 2001. This includes moving gas lines in Eastern Kentucky, a bleeder shaft in Western Kentucky, and development, which is ongoing, at its Horizon operation in Utah.

6. On October 31, 2000, the ownership of Lodestar was transferred from the Renco Group, Inc. to Iracoal, Inc., a newly formed corporation wholly owned by Ira Leon Rennert. By virtue of his ownership of all the outstanding shares of Iracoal, Inc., Mr. Rennert continues to be in a position to control actions that require the consent of the holders of Lodestar's outstanding shares of common stock.

FORWARD-LOOKING STATEMENTS

This report includes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry capacity; demand; industry trends, including coal pricing; competition; the loss of any significant customers or long-term contracts; availability of qualified personnel; major equipment failures; changes in, or failure or inability to comply with, government regulation, including, without limitation, environmental regulations; outcome of litigation; ability to meet its liquidity needs and other factors referenced in this report. These forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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                                   SIGNATURES
-------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               LODESTAR HOLDINGS, INC.
                               -----------------------



                               By: /s/ Michael E. Donohue
                                   ------------------------------------------
                                   Michael E. Donohue
                                   Vice President & Chief Financial Officer
                                   (duly authorized officer, principal financial and accounting officer)


Date: December 5, 2000
      ----------------